Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-4 No. 333-177203) pertaining to the $50,000,000 registered RAAM Global Energy Company 12.50% Senior Notes filed October 6, 2011; and,

(ii)	Registration Statement (Form S-4 No. 333-172897) pertaining to the $150,000,000 registered RAAM Global Energy Company 12.50% Senior Notes filed March 17, 2011,

of our report dated March 27, 2012, with respect to the consolidated financial statements of RAAM Global Energy Company included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Louisville, Kentucky

March 27, 2012